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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): FEBRUARY 22, 2005


                       MEDIACOM COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)


        DELAWARE                0-29227                   06-1566067
(State of incorporation) (Commission File No.) (IRS Employer Identification No.)

                              100 CRYSTAL RUN ROAD
                           MIDDLETOWN, NEW YORK 10941
                    (Address of principal executive offices)


                  Registrant's telephone number: (845) 695-2600


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On February 22, 2005, Mediacom Communications Corporation issued a press release announcing its financial results for the quarter and year ended December 31, 2004. A copy of the press release is being furnished as Exhibit
99.1 to this report and incorporated herein by reference.

         The press release contains numerical disclosure of operating income before depreciation and amortization, unlevered free cash flow and free cash flow, which are not measures of performance calculated in accordance with generally accepted accounting principles (GAAP) in the United States. Reconciliations of operating income before depreciation and amortization, unlevered free cash flow and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented in Attachment 6 to the press release. Disclosure regarding management's reasons for presenting operating income before depreciation and amortization, unlevered free cash flow and free cash flow appears on page 5 of the press release.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired - None

(b)      Pro Forma Financial Information - None

(c)      Exhibits:

EXHIBIT NO.          DESCRIPTION
-----------          -----------
   99.1              Press release issued by the Registrant on February 22, 2005


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2005


                                     MEDIACOM COMMUNICATIONS CORPORATION



                                     By:  /s/ Mark E. Stephan
                                         ---------------------------------------
                                          Mark E. Stephan
                                          Executive Vice President,
                                          Chief Financial Officer and
                                          Treasurer